UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

EXCELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by eXcelon Corporation
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934

Subject Company: eXcelon Corporation
Commission File No.: 000-21041

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         The following is the text of a letter to customers of eXcelon Corporation posted on the website of eXcelon Corporation on November 11, 2002.

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11 November 2002

Dear eXcelon Customer:

eXcelon Corporation and Progress Software Corporation (PSC) have agreed to combine forces through the acquisition of eXcelon by PSC, subject to approval by eXcelon stockholders at a special meeting that we expect will be held within the next 60 to 90 days. In this letter, we wish to convey our enthusiasm regarding this pending merger and the benefits it will bring you as an eXcelon customer.

Progress Software has long been a leader in the software industry, with annual revenue exceeding $250 million, cash reserves over $150 million, consistent profitability over many years, and five quarters of revenue growth in a challenging business climate. PSC has been a global leader in the embedded relational database market for many years, and its Sonic Software subsidiary is one of the world’s fastest growing Internet middleware companies. PSC’s product and service offerings focus on all phases of the development, deployment, management and integration of business applications. These financial, product and organizational strengths are a perfect complement to eXcelon’s leading product offerings.

PSC plans to continue supporting all existing eXcelon products, either through Sonic Software or the Progress Company, a business unit within PSC. The current plan is to support eXcelon’s object oriented data management products, which include ObjectStore, Javlin, and PSE/Pro, by having the ObjectStore team at eXcelon join the Progress Company after the merger. The XML-related products, including the XIS (eXtensible Information Server) XML database and Stylus Studio, will be supported and marketed by Sonic Software after the merger. The Business Process Management (BPM) product will be fully supported, but future product plans may include combining BPM with Sonic technologies and products.

Because of its strong database capabilities, PSC is uniquely positioned to support the market leading ObjectStore product line. Progress Software understands the needs of database customers for extreme reliability and availability, backed by world-class customer support. The Progress database, like ObjectStore, is often embedded in applications, so PSC shares with eXcelon the goals of low total cost of operation and minimal administrative overhead. PSC also shares eXcelon’s vision of the applications of object database technology in specific domains with complex data modeling and high performance requirements, such as telephone switching, network management, geographical information systems and healthcare applications such as genome mapping.

We believe that the functional synergy between eXcelon’s XML products and the Sonic Software products will provide the combined company with a strategic advantage in the standards-based integration market pioneered by Sonic. We believe the combination of distributed, standards-based messaging and Web services capabilities, high performance and extensible management of XML business documents, and XML-based service orchestration are critical to the successful deployment of service-based architectures. We anticipate initial shipments of integrated product offerings over the next 12 months.

As a customer of our combined companies, you will join a user community which includes over 70% of Fortune 100 companies and over two million business application users at over 100,000 sites worldwide. PSC is technology partner to 2,000 Independent Software Vendors (ISVs) and Application Services Providers (ASPs) and over 50,000 end user customers. For further information, please visit the website for PSC and its operating companies at www.progress.com.

We are happy to address any specific questions or concerns that you may have about the pending acquisition. Please don’t hesitate to raise them with your eXcelon representative or directly with us at our respective telephone numbers or email addresses listed below.

Sincerely,

Joseph M Bellini CEO eXcelon Corporation jbellini@exln.com 781-674-5305	Joseph W. Alsop CEO Progress Software Corporation Joseph.Alsop@progress.com 781-280-4303

Via Email and Regular Mail

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In connection with the merger, eXcelon filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on November 5, 2002. eXcelon plans to file a definitive proxy statement with the SEC and mail the definitive proxy statement and related materials to stockholders of eXcelon. Stockholders of eXcelon are urged to read the proxy statement and other documents that we file with the SEC because they contain important information about eXcelon, the merger and other related matters. Investors and security holders can obtain free copies of the proxy statement and other documents that we file with the SEC by contacting Lacey Brandt, Chief Financial Officer, eXcelon Corporation, 25 Mall Road, Burlington, Massachusetts, 01803, telephone: (781) 674-5000. Investors and security holders can also obtain free copies of the proxy statement and other documents filed by eXcelon and Progress Software Corporation with the SEC in connection with the merger at the SEC’s web site at www.sec.gov.

Progress Software Corporation, eXcelon and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies from eXcelon’s stockholders in connection with the merger. Such individuals may be deemed to have interests in the merger, including as a result of holding options or shares of eXcelon stock. Information about the directors and executive officers of eXcelon and their ownership of eXcelon stock is set forth in eXcelon’s proxy statement for its 2002 annual meeting of stockholders. Investors may obtain additional information about the interests of the above-mentioned persons in this transaction by reading the proxy statement. STOCKHOLDERS ARE URGED TO READ THE MERGER PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BEFORE MAKING ANY VOTING DECISION.

“Safe Harbor”

Statement under the Private Securities Litigation Reform Act of 1995: Statements that do not relate to historical facts are forward-looking statements. This includes statements concerning the merger. These forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: unexpected delays involved in the closing of the merger, eXcelon’s or Progress Software Corporation’s inability to satisfy the conditions to closing of the merger, or failure of eXcelon’s stockholders to approve the merger. eXcelon’s statements relating to plans and expectations for the fourth quarter, calendar year 2002 and for future periods are also forward-looking statements and important factors that could cause eXcelon’s actual results to differ from these forward-looking statements include the possibility that the recent restructuring of our business operations, as well as any additional restructuring initiatives, may not produce improvements in eXcelon’s operating results; market demand for XML-based products; the risk that eXcelon’s revenues will not grow rapidly enough to offset increased expenditures that we are incurring to develop and market eXcelon’s new XML-based products; the risk that eXcelon’s declining revenues may adversely effect eXcelon’s liquidity; the fact that a significant portion of eXcelon’s revenues to date have been derived from sales of eXcelon’s Object Design data management products, the market for which is stable or declining; the profitability of eXcelon’s professional services contracts; eXcelon’s ability to retain existing professional services clients and attract new clients; the possibility that eXcelon may be unable to keep pace with the rapid technological change and intense competition that characterize its markets; general economic and industry conditions; and other factors described under the heading “Certain Factors that May Affect Future Results” in our Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission and in other filings from time-to-time with the Securities and Exchange Commission.

Such statements are not guarantees of future performance, and are subject to substantial risks and uncertainties and involve assumptions that could cause the future results of eXcelon to differ materially from those expressed in any forward-looking statements. eXcelon disclaims any intent or obligation to update publicly any forward-looking statements whether in response to new information, future events or otherwise.